Exhibit 4.2

THE PHOENIX COMPANIES, INC.

and

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Purchase Contract Agent

PURCHASE CONTRACT AGREEMENT

Dated as of                          , 2002

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

PURCHASE CONTRACT AGREEMENT, dated as of                          , 2002, between THE PHOENIX COMPANIES, INC., a Delaware corporation (the “Company”), and Wachovia Bank, National Association, acting as purchase contract agent and attorney-in-fact for the Holders of Purchase Contracts (as defined herein) from time to time (the “Purchase Contract Agent”).

RECITALS

The Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Purchase Contracts.

All things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the Purchase Contracts by the Holders thereof, it is mutually agreed as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

Section 1.01.    Definitions.    For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

(d)    the following terms have the meanings given to them in this Section 1.01(d):

“Acceleration Date” has the meaning set forth in Section 5.02.

“Acceleration Event” has the meaning set forth in Section 5.02.

“Act” has the meaning, with respect to any Holder, set forth in Section 1.04.

“Adjustment Event” has the meaning set forth in Section 4.02.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Anti-Takeover Rights” has the meaning set forth in Section 4.01(a).

“Applicable Market Value” has the meaning set forth in Section 3.13.

“Applicants” has the meaning set forth in Section 7.12(b).

“Bankruptcy Law” means title 11 of the United States Code or any other law of the United States that from time to time provides a uniform system of bankruptcy laws that relate to the reorganization or liquidation of insolvent companies.

“Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

“Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City, New York, are authorized or required by law or executive order to remain closed; provided that for purposes of the second paragraph of Section 1.13 only, the term “Business Day” shall also be deemed to exclude any day on which the Depositary is closed.

“Cash Equivalents” means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit with maturities of six months or less from the date of the acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of “B” or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (ii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash equivalents of the kinds described in clauses (i)-(v) of this definition.

“Cash Merger” has the meaning set forth in Section 4.05.

“Certificate” means a Purchase Contract Certificate.

“Clearing Agency” means an organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act.

“Closing Price” has the meaning set forth in Section 3.13.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 1(a) of the Collateral Agreement.

“Collateral Agent” means Wachovia Bank, National Association, as Collateral Agent under the Collateral Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the

Collateral Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.

“Collateral Agreement” means the Collateral Agreement, dated as of                          , 2002, among the Company, the Collateral Agent and the Purchase Contract Agent, as attorney-in-fact for the Holders from time to time of the Purchase Contracts.

“Collateral Event of Default” has the meaning set forth in the Collateral Agreement.

“Commission” means the Securities and Exchange Commission.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.

“Constituent Person” has the meaning set forth in Section 4.03.

“Contract Adjustment Payments” means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, at a rate per annum of [            ]% of the Stated Amount per Purchase Contract.

“Corporate Trust Office” means the principal corporate trust office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 200 Berkeley Street, 17th Floor, Boston, MA 02116, Attention: Corporate Trust Administration.

“Current Market Price” has the meaning set forth in Section 4.01(d).

“Depositary” means a Clearing Agency that is acting as a depositary for the Purchase Contracts and in whose name, or in the name of a nominee of that organization, shall be registered one or more Global Certificates and which shall undertake to effect book-entry transfers and pledges of the Purchase Contracts as contemplated by Sections 3.06, 3.07, 3.08 and 3.09.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

“Dilution Event” has the meaning set forth in Section 4.01(a).

“DTC” means The Depository Trust Company.

“Early Settlement Date” has the meaning set forth in Section 4.05(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” has the meaning set forth in Section 5.01.

“Excess Distributed Amount” has the meaning set forth in Section 4.02.

“Existing Exchange Property” has the meaning set forth in Section 4.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.

“Exchange Property” means the type of property, whether shares of HRH Common Stock, cash or other property, deliverable upon settlement of the Purchase Contracts.

“Expiration Date” has the meaning set forth in Section 1.04(e).

“Global Certificate” means a Certificate that evidences all or any number of the Purchase Contracts and is registered in the name of a Clearing Agency or a nominee thereof.

“Holder” means, with respect to a Purchase Contract, the Person in whose name the Purchase Contract evidenced by a Certificate is registered in the Security Register; provided, however, that in determining whether the Holders of the requisite number of Purchase Contracts have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Purchase Contract remains in the form of one or more Global Certificates and if the Depositary that is the registered holder of such Global Certificate has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Purchase Contracts are credited on the record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

“HRH” means, Hilb, Rogal and Hamilton Company, a Virginia stock corporation.

“HRH Aggregate Market Capitalization” has the meaning set forth in Section 4.02.

“HRH Offeror” has the meaning set forth in Section 4.02.

“HRH Common Stock” means the common stock of HRH, no par value.

“Initial Price” has the meaning set forth in Section 3.13.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Purchase Contract Agent.

“Maximum Deliverable Number” has the meaning set forth in the Collateral Agreement.

“Merger Early Full Settlement” has the meaning set forth in Section 4.05.

“Merger Early Partial Settlement” has the meaning set forth in Section 4.05.

“Merger Early Settlement” means a Merger Early Partial Settlement or a Merger Early Full Settlement, as the case may be.

“Merger Market Value” has the meaning set forth in Section 4.05.

“non-electing share” has the meaning set forth in Section 4.03.

“NYSE” has the meaning set forth in Section 3.13.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or one of the Vice Presidents, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Purchase Contract Agent.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent. An opinion of counsel may rely on certificates as to matters of fact.

“Outstanding Purchase Contracts” means, as of the date of determination, all Purchase Contracts evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

(i)    Purchase Contracts evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(ii)    Purchase Contracts evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Purchase Contracts evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Purchase Contracts have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Purchase Contracts owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Purchase Contracts, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Purchase Contracts that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Purchase Contracts so owned that have been pledged in good faith may be regarded as Outstanding Purchase Contracts if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Purchase Contracts and that the pledgee is not the Company or any Affiliate of the Company.

“Payment Date” means each             ,             ,              and             , commencing             , 2003.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Pledge” means the pledge under the Collateral Agreement of shares of HRH Common Stock or other Collateral to secure the obligations of the Company under the Purchase Contracts.

“Proceeds” has the meaning set forth in Section 1(a) of the Collateral Agreement.

“Purchase Contract” means the contract obligating the Company to (i) deliver shares of HRH Common Stock or other Exchange Property and (ii) pay the Holder thereof Contract Adjustment Payments, in each case on the terms and subject to the conditions set forth herein.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Settlement Date” means             , 2005.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 3.15.

“Record Date” means, as to any Contract Adjustment Payment payable on any Payment Date, (i) the date one Business Day immediately preceding the relevant Payment Date if all Outstanding Purchase Contracts are represented by Global Certificates as of the date 30 Business Days prior to such Payment Date or (ii) a date selected by the Company, which shall be at least one Business Day but not more than 30 Business Days prior to such Payment Date if the Purchase Contracts are not represented by Global Certificates as of the date 30 Business Days prior to such Payment Date.

“Reorganization Event” has the meaning set forth in Section 4.03.

“Responsible Officer” means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned by the Purchase Contract Agent to administer this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.05.

“Settlement Ratio” has the meaning set forth in Section 3.13.

“Stated Amount” means $            .

“Threshold Appreciation Price” has the meaning set forth in Section 3.13.

“Trading Day” has the meaning set forth in Section 3.13.

“Underwriting Agreement” means the Purchase Agreement, dated as of                          , 2002, between the Company and the Underwriters identified in Schedule 1 thereto.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Volume Weighted Average Price” has the meaning set forth in Section 3.13.

Section 1.02.    Compliance Certificates and Opinions.    Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i)    a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)    a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)    a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.    Form of Documents Delivered to Purchase Contract Agent.    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04.    Acts of Holders; Record Dates.    (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

(c)    The ownership of Purchase Contracts shall be proved by the Security Registrar upon review of the Security Register.

(d)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Purchase Contract shall bind every future Holder of the same Purchase Contract and the Holder of every Certificate evidencing such Purchase Contract issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e)    The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Purchase Contracts entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Purchase Contracts. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Purchase Contracts on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Purchase Contracts, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Purchase Contracts on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Purchase Contracts on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Purchase Contracts in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Purchase Contracts in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.05.    Notices.    Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

If to the Purchase Contract Agent:

Wachovia Bank, National Association Corporate Trust Dept.
200 Berkeley Street, 17th Floor
Boston, MA 02116
Fax: (617) 210-3775

with a copy to:

Donovan Hatem LLP
Two Seaport Lane
Boston, MA 02210
Telecopier No.: (617) 406-4501
Attention: David L. Woronov

If to the Company:

The Phoenix Companies, Inc.
One American Row
Hartford, Connecticut 06102-5056]
Telecopier No.: (860) 403-7203
Attention: Nancy Engberg, Esq.

with a copy to:

Debevoise & Plimpton
919 Third Avenue
New York, NY 10022

Telecopier No.: (212) 909-6836
Attention: Alan H. Paley, Esq.

If to the Collateral Agent:

Wachovia Bank, National Association
Corporate Trust Dept.
200 Berkeley Street, 17th Floor
Boston, MA 02116
Telecopier No.: (617) 210-3775

with a copy to:

Donovan Hatem LLP
Two Seaport Lane

Boston, MA 02210
Telecopier No.: (617) 406-4501

Attention: David L. Woronov

Section 1.06.    Notice to Holders; Waiver.    Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the written approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.    Effect of Headings and Table of Contents.    The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08.    Successors and Assigns.    All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

Section 1.09.    Separability Clause.    In case any provision in this Agreement or in the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10.    Benefits of Agreement.    Nothing contained in this Agreement or in the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Purchase Contracts evidenced by their Certificates by their acceptance of delivery of such Certificates.

Section 1.11.    Governing Law.    This Agreement and the Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Section 1.12.    Judicial Proceedings.    (a) Each of the Company and the Purchase Contract Agent expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Contracts. To the fullest extent it may effectively do so under applicable law, each of the Company and the Purchase Contract Agent irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    Each of the Company and the Purchase Contract Agent agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 1.12(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal, and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

(c)    Nothing in this Section 1.12 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 1.13.    Legal Holidays.    In any case where any Payment Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the Purchase Contracts, Contract Adjustment Payments shall not be paid on such date, but Contract Adjustment Payments shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that no interest shall accrue or be payable by the Company or to any Holder with respect to such payments for the period from and after any such Payment Date, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Payment Date.

In any case where any Purchase Contract Settlement Date, Early Settlement Date or Acceleration Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the Purchase Contracts, Purchase Contracts shall not be performed and Merger Early Settlement or Acceleration shall not be effected on such date, but the Purchase Contracts shall be performed or Merger Early Settlement or Acceleration effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Acceleration Date, as applicable, provided that no interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Purchase Contract Settlement Date, Early Settlement Date or Acceleration Date, as applicable, except that, if such next succeeding Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Acceleration Date, as applicable.

Section 1.14.    Counterparts.    This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.15.    Inspection of Agreement.    A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

ARTICLE 2
CERTIFICATE FORMS

Section 2.04.    Forms of Certificates Generally.    The Certificates shall be in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Purchase Contracts are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

The definitive Certificates shall be printed, lithographed or engraved with steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Purchase Contracts evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

“THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.05.    Form of Purchase Contract Agent’s Certificate of Authentication.    The form of the Purchase Contract Agent’s certificate of authentication of the Purchase Contracts shall be in substantially the form set forth on the form of the applicable Certificates.

ARTICLE 3
THE PURCHASE CONTRACTS

Section 3.01.    Amount; Form and Denominations.    The aggregate number of Purchase Contracts evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to              (             if the over-allotment option set forth in the Underwriting Agreement is exercised in full), except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Sections 3.04, 3.05, 3.10, or 8.05.

The Certificates shall be issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof.

Section 3.02.    Rights and Obligations Evidenced by the Certificates.    Each Certificate shall evidence the number of Purchase Contracts specified therein, with each such Purchase Contract representing the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Company shall initially pledge, pursuant to the Collateral Agreement, the Maximum Deliverable Number of shares of HRH Common Stock to the Collateral Agent and grant to the Collateral Agent a security interest in the right, title and interest of the Company in such shares of HRH Common Stock for the benefit of the Holders, to secure the obligation of the Company under each Purchase Contract to deliver shares of HRH Common Stock, subject to the right of the Company to substitute Collateral pursuant to the terms of the Collateral Agreement.

Prior to the delivery of shares of HRH Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Purchase Contract to any of the rights of a holder of HRH Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of HRH or for any other matter, or any other rights whatsoever as a shareholder of HRH.

Section 3.03.    Execution, Authentication, Delivery and Dating.    Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with the Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

The Certificates shall be executed on behalf of the Company by any authorized officer of the Company. The signature of any such officer on the Certificates may be manual or facsimile.

Certificates bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

Each Certificate shall be dated the date of its authentication.

No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 3.04.    Temporary Certificates.    Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates that are in substantially the form set forth in Exhibit A hereto, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Purchase Contracts are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder or the Purchase Contract Agent. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Purchase Contracts as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Purchase Contracts evidenced thereby as definitive Certificates.

Section 3.05.    Registration; Registration of Transfer and Exchange.    The Company shall cause to be kept at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Certificates and of transfers of Certificates. The Purchase Contract Agent is hereby initially appointed Security Registrar (the “Security Registrar”) for the purpose of registration of Certificates and transfers of Certificates as provided herein. The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Purchase Contracts.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, of like tenor, and evidencing a like number of Purchase Contracts.

At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Purchase Contracts, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Purchase Contracts and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Purchase Contracts evidenced by the Certificate surrendered upon such registration of transfer or exchange.

Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed by the Holder thereof, or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.06 and 8.05 not involving any transfer.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder or deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest of the Purchase Contract Settlement Date, any Acceleration Date or any Early Settlement Date with respect to a Merger Early Full Settlement for such Certificate. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall, if the Purchase Contract Settlement Date, any Acceleration Date or any Early Settlement Date with respect to a Merger Early Full Settlement for such Certificate has occurred, deliver the shares of HRH Common Stock, cash or other Exchange Property, if any, deliverable in respect of the Purchase Contracts evidenced by such other Certificate.

Section 3.06.    Book-Entry Interests.    The Certificates, on original issuance, will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company in writing. Unless and until definitive, fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

(i)    the provisions of this Section 3.06 shall be in full force and effect;

(ii)    except as contemplated in the definition of “Holders” in Section 1.01(d), the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including making Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Purchase Contracts and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners;

(iii)    to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv)    the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.

Section 3.07.    Notices to Holders.    Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Purchase Contracts registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

Section 3.08.    Appointment of Successor Depositary.    If the Depositary elects to discontinue its services as securities depositary with respect to the Purchase Contracts, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Purchase Contracts.

Section 3.09.    Definitive Certificates.

If:

(i)    the Depositary elects to discontinue its services as securities depositary with respect to the Purchase Contracts and a successor Depositary is not appointed within 90 days after such discontinuance pursuant to Section 3.08;

(ii)    an Event of Default occurs and is continuing; or

(iii)    the Company elects, in its sole discretion but after consultation with the Purchase Contract Agent, to terminate the book-entry system for the Purchase Contracts,

then (x) definitive Certificates shall be prepared by the Company with respect to such Purchase Contracts and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Purchase Contracts by the Depositary, accompanied by registration instructions, the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with the instructions of the Depositary. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Purchase Contracts of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

Section 3.10.    Mutilated, Destroyed, Lost and Stolen Certificates.    If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Purchase Contracts and bearing a Certificate number not contemporaneously outstanding.

If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Purchase Contracts and bearing a Certificate number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of the Purchase Contract Settlement Date, any Acceleration Date or any Early Settlement Date with respect to a Merger Early Full Settlement for such Certificate. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall if the Purchase Contract Settlement Date, any Early Settlement Date with respect to a Merger Early Full Settlement or any Acceleration Date for such Certificate has occurred, deliver the shares of HRH Common Stock, cash or other Exchange Property, if any, deliverable in respect of the Purchase Contracts evidenced by such other Certificate.

Upon the issuance of any new Certificate under this Section 3.10, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Certificate issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Purchase Contract evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Purchase Contracts evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.11.    Persons Deemed Owners.    Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Purchase Contract evidenced thereby, for the purpose of receiving Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any Contract Adjustment Payments payable on the Purchase Contracts shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate.

Section 3.12.    Cancellation.    All Certificates surrendered for delivery of shares of HRH Common Stock, cash or other Exchange Property on or after the Purchase Contract Settlement Date, any Early Settlement Date with respect to a Merger Early Full Settlement or after the occurrence of an Acceleration Event or upon the registration of transfer or exchange of a Purchase Contract shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

Section 3.13.    Settlement Ratio.    Each Purchase Contract shall obligate the Company to deliver, on the Purchase Contract Settlement Date, a number of shares of HRH Common Stock (subject to Section 3.18 and Article 4) equal to the Settlement Ratio unless, prior to or on the Purchase Contract Settlement Date, there shall have occurred an Acceleration Event or Merger Early Full Settlement with respect to such Purchase Contract.

The “Settlement Ratio” is equal to:

(i)    if the Applicable Market Value (as defined below) is greater than or equal to $             (the “Threshold Appreciation Price”),              shares of HRH Common Stock per Purchase Contract;

(ii)    if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $             (the “Initial Price”), a number of shares of HRH Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value; and

(iii)    if the Applicable Market Value is less than or equal to the Initial Price, 1.0 share of HRH Common Stock per Purchase Contract,

subject to adjustment as provided in Article 4 and rounded upward or downward to the nearest 1/10,000th of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).

The “Applicable Market Value” means the average of the Volume Weighted Average Price per share of HRH Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date (or Acceleration Date, as applicable), subject to adjustment as provided in Article 4.

The “Volume Weighted Average Price” per share of HRH Common Stock on any date of determination means:

(i)    if the HRH Common Stock is listed for trading on the New York Stock Exchange, Inc. (the “NYSE”), the arithmetic average of the volume weighted prices per share of all trades of HRH common stock on the NYSE on such date, as determined by reference to Bloomberg Financial Markets page HRH UN Equity AQR or any successor or replacement page;

(ii)    if the HRH Common Stock is not listed for trading on the NYSE, the arithmetic average of the volume weighted prices per share of all trades of HRH common stock on the national or regional securities exchange, the Nasdaq Stock Market or the over-the-counter market that is the primary market for the trading of HRH Common Stock on such date, as determined by reference to the Bloomberg Financial Markets page that reports such information; or

(iii)    if such information is not available, the Closing Price per share of HRH Common Stock.

The “Closing Price” per share of HRH Common Stock on any date of determination means:

(i)    the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the reported last sale price) per share on the NYSE on such date;

(ii)    if the HRH Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which the HRH Common Stock is so listed;

(iii)    if the HRH Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by the Nasdaq National Market;

(iv)    if the HRH Common Stock is not so reported, the last quoted bid price for the shares of HRH Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(v)    if such bid price is not available, the market value of HRH Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

A “Trading Day” means a day on which the HRH Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the HRH Common Stock.

Section 3.14.    Representations And Agreements Of Holders.    Each Holder of a Purchase Contract, by its acceptance thereof:

(i)    irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement on its behalf as its attorney-in-fact;

(ii)    consents to the provisions hereof;

(iii)    represents that its acquisition of the Purchase Contracts and its holding of the same satisfy the applicable fiduciary requirements of ERISA, if any, and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more prohibited transaction exemptions or that such acquisition otherwise will not result in a nonexempt prohibited transaction.

(iv)    agrees that it will treat each Purchase Contract in its entirety as a forward contract for the delivery of the HRH Common Stock, or other Exchange Property, on the Purchase Contract Settlement Date (or on any Acceleration Date or Early Settlement Date), under the terms of which contract (A) at the time of issuance of the Purchase Contracts, the Holder of such Purchase Contract is required to pay to the Company a fixed amount of cash equal to the purchase price of the Purchase Contracts, in consideration for the Company’s obligation to deliver HRH Common Stock to each Holder at settlement, and (B) at settlement, the Company will deliver to the Holders the number of shares of HRH Common Stock and other Exchange Property that such Holder is entitled to receive at that time pursuant to the terms of the Purchase Contracts;

(v)    irrevocably authorizes the Purchase Contract Agent to enter into and perform the Collateral Agreement on its behalf as its attorney-in-fact; and

(vi)    agrees to be bound by the terms and provisions thereof.

Section 3.15.    Delivery upon Settlement of the Purchase Contracts.

(a)    Unless an Acceleration Event or Merger Early Full Settlement shall have occurred, on the Purchase Contract Settlement Date, the Company shall deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Purchase Contracts, one or more certificates representing the Maximum Deliverable Number of shares of HRH Common Stock to which such Holders are entitled hereunder, registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of HRH Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution have occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the “Purchase Contract Settlement Fund”).

(b)    Notwithstanding the foregoing, if an Adjustment Event or a Reorganization Event shall have occurred prior to the Purchase Contract Settlement Date, then, in lieu of, or, in the case of an Adjustment Event, in addition to, the foregoing, the Company shall (A) deliver any cash required to be delivered on the Purchase Contract Settlement Date as provided in Section 4.02 and Section 4.03, by wire transfer of immediately available funds to an account designated by the Purchase Contract Agent for the benefit of the Holders of the Outstanding Purchase Contracts and (B) deliver any other Exchange Property required to the delivered by the Company as provided in Section 4.02 and Section 4.03 to the Purchase Contract Agent for the benefit of the Holders of the Outstanding Purchase Contracts.

(c)    In the event that by 5 p.m. New York City time on the Purchase Contract Settlement Date, the Company does not make the delivery of the HRH Common Stock in accordance with clause (a) above or does not make the delivery of cash or other Exchange Property in accordance with clause (b) above, it shall be an Event of Default and the Collateral Agent shall exercise the remedies set forth in the Collateral Agreement.

Subject to the foregoing, upon book-entry transfer of the Purchase Contracts or delivery of a Purchase Contract Certificate to the Purchase Contract Agent with duly completed transfer instructions, the Purchase Contract Agent shall transfer the shares of HRH Common Stock or other Exchange Property underlying such Purchase Contracts, together with cash in lieu of fractional shares as provided in Section 3.18 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions.

Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of HRH Common Stock or other Exchange Property deliverable in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

In the event a Holder of Purchase Contracts fails to effect such transfer or delivery, the shares of HRH Common Stock or other Exchange Property underlying such Purchase Contracts, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i)    the surrender of the Purchase Contracts Certificate or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Purchase Contracts Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii)    the expiration of the time period specified in the abandoned property laws of the relevant jurisdiction.

Section 3.16.    Transfer of Collateral Upon Occurrence of Acceleration Event.    Upon the occurrence of an Acceleration Event and the transfer to the Purchase Contract Agent of the shares of HRH Common Stock or other Exchange Property underlying the Purchase Contracts, the Purchase Contract Agent shall request transfer instructions with respect to such shares of HRH Common Stock or other Exchange Property from each Holder by written request, substantially in the form of Exhibit B hereto, mailed to such Holder at its address as it appears in the Security Register.

Upon book-entry transfer of the Purchase Contracts or delivery of a Purchase Contract Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the shares of HRH Common Stock or other Exchange Property underlying such Purchase Contracts, together with cash in lieu of fractional shares as provided in Section 3.18 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions.

Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. If any shares of HRH Common Stock or other Exchange Property deliverable in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

In the event a Holder of Purchase Contracts fails to effect such transfer or delivery, the shares of HRH Common Stock or other Exchange Property underlying such Purchase Contracts, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i)    the surrender of the Purchase Contracts Certificate or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Purchase Contracts Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii)    the expiration of the time period specified in the abandoned property laws of the relevant jurisdiction.

Section 3.17.    Contract Adjustment Payments.    (a) The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date next preceding such Payment Date. Contract Adjustment Payments for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract Adjustment Payments will accrue from                          , 2002. The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose, by wire transfer of immediately available funds or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register.

(a)    Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments and the right to accrue Contract Adjustment Payments, which rights were carried by the Purchase Contracts represented by such other Certificates.

(b)    The obligations of the Company with respect to Contract Adjustment Payments will be unsubordinated and will be secured to the extent of the shares of HRH Common Stock or other Collateral pledged by the Company pursuant to the Collateral Agreement.

Section 3.18.    No Fractional Shares.    No fractional shares or scrip representing fractional shares of HRH Common Stock or other Exchange Property shall be delivered upon settlement on the Purchase Contract Settlement Date or upon an Acceleration Event of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of HRH Common Stock or other Exchange Property that shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional shares of HRH Common

Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, any Early Settlement Date or any Acceleration Date, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the amount of such fractional shares times the Applicable Market Value or Merger Market Value, as applicable. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 3.18 in a timely manner.

Section 3.19.    Charges and Taxes.    The Company will pay all stock transfer and similar taxes attributable to the delivery of the shares of HRH Common Stock or other Exchange Property pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes that may be payable in respect of any registration of a share of HRH Common Stock or other Exchange Property in a name other than that of the registered Holder of a Certificate surrendered in respect of the Purchase Contracts evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to deliver such share certificates unless or until the Person or Persons requesting the transfer or registration thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

ARTICLE 4
ADJUSTMENTS

Section 4.01.    Dilution Events; Adjustment of Settlement Ratio.    (a) Adjustments to the Settlement Ratio shall be made upon the occurrence of the following events (each, a “Dilution Event”).

(1)    If HRH shall pay or make a dividend or other distribution on HRH Common Stock in shares of HRH Common Stock, the Settlement Ratio in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Settlement Ratio by a fraction of which:

(i)    the numerator shall be the number of shares of HRH Common Stock outstanding at the close of business on the date fixed for such determination; and

(ii)    the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective at the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of HRH Common Stock at any time outstanding shall not include shares held in the treasury of HRH but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of HRH Common Stock, provided that HRH does not pay any dividend or make any distribution on shares of HRH Common Stock held in the treasury of HRH.

(2)    If HRH shall issue rights, warrants or options to all holders of HRH Common Stock (not being available on an equivalent basis to Holders of the Purchase Contracts upon settlement of such Purchase Contracts), other than (A) pursuant to dividend reinvestment or share purchase plans and (B) pursuant to a rights agreement or shareholder rights plan for the purpose of deterring coercive takeover activities (the rights issued pursuant to such agreement or plan, the “Anti-Takeover Rights”), entitling them, at any time prior to the Purchase Contract Settlement Date, to subscribe for or purchase shares of HRH Common Stock at a price per share less than the Current Market Price per share of HRH Common Stock on the date fixed for the determination of shareholders entitled to receive such rights, warrants or options, the Settlement Ratio in effect at the close of business on the date fixed for such determination shall be increased by dividing such Settlement Ratio by a fraction of which:

(i)    the numerator shall be the number of shares of HRH Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of HRH Common Stock that the aggregate of the offering price of the total number of shares of HRH Common Stock so offered for subscription or purchase would purchase at such Current Market Price; and

(ii)    the denominator shall be the number of shares of HRH Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of HRH Common Stock so offered for subscription or purchase, such increase to become effective at the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (2), the number of shares of HRH Common Stock at any time outstanding shall not include shares held in the treasury of HRH but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of HRH Common Stock, provided that if HRH issues any such rights, warrants or options in respect of shares of HRH Common Stock held in the treasury of HRH, such treasury shares shall be included as outstanding HRH shares.

(3)    If outstanding shares of HRH Common Stock shall be subdivided or split into a greater number of shares of HRH Common Stock, the Settlement Ratio in effect at the close of business on the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, if outstanding shares of HRH Common Stock shall each be combined into a smaller number of shares of HRH Common Stock, the Settlement Ratio in effect at the close of business on the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective at the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

(b)    All adjustments to the Settlement Ratio shall be calculated to the nearest 1/10,000th of a share of HRH Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Settlement Ratio shall be required unless such adjustment would require an increase or decrease of at least one percent thereof; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)    If an adjustment is made to the Settlement Ratio pursuant to paragraph (1), (2) or (3) of Section 4.01(a), an adjustment shall also be made to the Applicable Market Value or the Merger Market Value, as applicable, for purposes of determining the Settlement Ratio on the Purchase Contract Settlement Date, Acceleration Date or Early Settlement Date, as applicable. Such adjustment shall be made by multiplying the Applicable Market Value or Merger Market Value, as applicable, by a fraction of which the numerator shall be the Settlement Ratio immediately after such adjustment pursuant to paragraph (1), (2) or (3) of Section 4.01(a) and the denominator shall be the Settlement Ratio immediately prior to such adjustment; provided, however, that if such adjustment to the Settlement Ratio is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (1), (2) or (3) of Section 4.01(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Settlement Ratio.

(d)    The “Current Market Price” per share of HRH Common Stock on any date of determination means the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the earlier of such date of determination and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which HRH Common Stock trades on such exchange or in such market without the right to receive such issuance or distribution.

Section 4.02.    Adjustment Events.    Upon the occurrence of any of the following events (each, an “Adjustment Event”):

(1)    HRH distributes to all holders of HRH Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property (excluding any dividends or distributions referred to in Section 4.01(1), any rights, warrants or options referred to in Section 4.01(2) and any dividend or distribution paid exclusively in cash),

(2)    HRH makes to all holders of HRH Common Stock an all-cash distribution in an aggregate amount that, together with other all-cash distributions made to all holders of HRH Common Stock during the preceding twelve months, exceeds 5.00% of the product of the Current Market Price of HRH Common Stock multiplied by the number of shares of HRH Common Stock then outstanding (the “HRH Aggregate Market Capitalization”) on the date of such distribution (the amount of such excess, the “Excess Distributed Amount”);

(3)    HRH or one of its subsidiaries (the “HRH Offeror”) makes a payment in respect of a tender offer or exchange offer for HRH Common Stock, but less than all outstanding HRH Common Stock, to the extent that the cash and value of any other consideration in the payment per share of HRH Common Stock exceeds the Closing Sale Price per share of HRH Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer; or

(4)    HRH issues Anti-Takeover Rights;

with respect to any Purchase Contract, the Exchange Property deliverable upon settlement of the Purchase Contracts shall include:

(i)    in the case of an Adjustment Event described in clause (1) above, in addition to the shares of HRH Common Stock or other Exchange Property prior to such Adjustment Event (collectively, the “Existing Exchange Property”), the evidences of indebtedness, shares of capital stock, securities, cash or other property distributed per share of HRH Common Stock or per unit of other Existing Exchange Property;

(ii)    in the case of an Adjustment Event described in clause (2) above, in addition to the Existing Exchange Property, an amount in cash equal to the Excess Distributed Amount divided by the number of shares of HRH Common Stock outstanding on the date of such Adjustment Event,

(iii)    in the case of an Adjustment Event described in clause (3) above, (A) a fraction of a share of HRH Common Stock equal to the quotient of (x) the number of shares of HRH Common Stock outstanding on the date of such Adjustment Event that are not purchased or exchanged in such Adjustment Event divided by (y) the number of shares of HRH Common Stock outstanding on the date of such Adjustment Event, plus (B) the amount in cash equal to the quotient of (x) the aggregate amount of cash received by holders of HRH Common Stock for shares of HRH Common Stock accepted for purchase in such tender or exchange offer, divided by (y) the number of shares of HRH Common Stock outstanding on the date of such Adjustment Event, plus (C) the aggregate amount of any other securities, property or assets received by holders of HRH Common Stock for shares of HRH Common Stock accepted for purchase in such tender or exchange offer, divided by (y) the number of shares of HRH Common Stock outstanding on the date of such Adjustment Event; provided that in the case of a tender offer or exchange offer that allows the holder of HRH Common Stock to elect to receive cash or other property, the Exchange Property shall be deemed to include (A) the kind and amount of cash and other property received by offerees who elect to receive the maximum amount of cash or (B) if Pledged Shares at least equal to the Maximum Deliverable Number of shares of HRH Common Stock are tendered to the HRH Offeror by the Collateral Agent, at the direction of the Company, and the Collateral Agent, at the direction of the Company, elects to receive the maximum amount of cash, the kind and amount of cash and other property actually received with respect to the Pledged Shares in such tender offer or exchange offer; and

(iv)    in the case of an Adjustment Event described in clause (4) above, the Anti-Takeover Rights that correspond to the Existing Exchange Property to be delivered in settlement of the Purchase Contracts, regardless of whether such Anti-Takeover Rights are exercisable or have separated from the HRH Common Stock prior to the Purchase Contract Settlement Date.

Section 4.03.    Reorganization Events.    Upon the occurrence of any of the following events, (each, an “Reorganization Event”):

(a)    any reclassification of all outstanding shares of HRH Common Stock (including, reclassification of common equity securities of HRH to non-

common equity securities of HRH but excluding a subdivision or combination to which Section 4.01(a)(3) applies);

(b)    consolidation or merger of HRH with or into another Person as a result of which all holders of HRH Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such HRH Common Stock; or

(c)    any sale or conveyance of all or substantially all of the properties and assets of HRH to any other Person as a result of which all holders of HRH Common Stock shall be entitled to receive stock, other securities or other property or assets in respect of or in exchange for such HRH Common Stock;

the Exchange Property for each Purchase Contract shall become, without the consent of the Holder of such Purchase Contract, only the stock, other securities or other property or assets received upon consummation of such Reorganization Event (except as otherwise specifically provided, without any interest thereon and without any right to dividends or distributions thereon that have a record date that is prior to the Purchase Contract Settlement Date) by a Person who holds shares of HRH Common Stock immediately prior to the effective date of such Reorganization Event; provided that if Merger Early Partial Settlement occurs pursuant to Section 4.05, the Cash Equivalents received per share of HRH Common Stock in a Cash Merger will not be considered Exchange Property.

In determining the kind and amount of Exchange Property pursuant to the foregoing, it will be assumed that (i) such holder of HRH Common Stock is not a Person with which HRH consolidated or into which HRH merged or which merged into HRH or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of HRH Common Stock held by Affiliates of HRH and non-affiliates and (ii) that such Holder failed to exercise his rights of election, if any, as to the kind or amount of property receivable upon such Reorganization Event; provided that if the kind or amount of property receivable upon such Reorganization Event is not the same for each share of HRH Common Stock held immediately prior to such Reorganization Event by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 4.03 the kind and amount of securities, cash and other property receivable upon such Reorganization Event by each non-electing share shall be deemed to be the kind and amount so receivable per share of HRH Common Stock by a plurality of the non-electing shares.

Section 4.04.    Exchange Property.    The actual amount of Exchange Property receivable upon settlement of each Purchase Contract shall be a variable amount based upon the applicable Settlement Ratio and the Applicable Market Value of the Exchange Property at such time.

Following an Adjustment Event or Reorganization Event, the term “Applicable Market Value” shall be deemed to refer to the “Applicable Market Value” of the Exchange Property, and such value shall be determined (A) with respect to any publicly traded securities that comprise all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that comprises all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that comprises all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that any Anti-Takeover Rights issued by HRH shall be deemed to have no value for the purpose of calculating the Applicable Market Value of such Exchange Property. Any adjustments to the “Applicable Market Value” made prior to an Adjustment Event or Reorganization Event pursuant to Section 4.01(c) shall also be made to the “Applicable Market Value” of the Exchange Property as defined in this Section 4.04. The term “Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property.

In the event of a Reorganization Event, the Company shall promptly thereafter execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Purchase Contract shall have the rights provided by this Section 4.04. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. The above provisions of this Section 4.04 shall similarly apply to successive Adjustments Events and Reorganization Events.

Section 4.05.    Merger Early Settlement.    (a) In the event of a Reorganization Event in which 25% or more of the total consideration paid to all of HRH’s shareholders consists of Cash Equivalents (“Merger Cash Consideration” and such Reorganization Event, a “Cash Merger”), then the Company’s obligation to deliver Exchange Property hereunder will be partially accelerated with respect to such Merger Cash Consideration if such Merger Cash Consideration paid in such Cash Merger constitutes less than 100% of the consideration paid in such Cash Merger (a “Merger Early Partial Settlement”). If the Merger Cash Consideration is 100% of the total consideration paid to all of HRH’s shareholders in a Cash Merger, then the Purchase Contracts shall be accelerated in full (a “Merger Early Full Settlement”).

(b)    The percentage of the Merger Cash Consideration to the total consideration paid in the Cash Merger shall be determined by reference to the actual amount of Cash Equivalents received with respect to the Pledged Shares per share of HRH Common Stock in such Cash Merger; provided that if there are no Pledged Shares at the time of the Cash Merger or the Company affirmatively elects to receive less than the maximum amount of Cash Equivalents offered in such Cash Merger, the percentage of Merger Cash Consideration shall be determined by reference to the maximum amount of Cash Equivalents received per share of HRH Common Stock by HRH shareholders who elect to receive the maximum amount of Cash Equivalents.

(c)    Promptly following the receipt by holders of HRH Common Stock of the Merger Cash Consideration from such Cash Merger, the Company will provide written notice to Holders of Purchase Contracts of such completion of a Cash Merger, which shall specify (i) the date of the Merger Early Settlement, which shall be a date (the “Early Settlement Date”) that is within five Business Days immediately following the receipt by holders of HRH Common Stock of the Merger Cash Consideration, (ii) whether Merger Early Partial Settlement or Merger Early Full Settlement applies, (iii) the formula for determining the applicable Settlement Ratio and (iv) the amount of Cash Equivalents receivable by the Holder upon settlement.

(d)    On the Early Settlement Date, the Company will deliver to the Purchase Contract Agent for the benefit of each Holder of a Purchase Contract the amount of Cash Equivalents that such Holder would have been entitled to receive in the Cash Merger if such Holders had settled the Purchase Contract immediately before the Cash Merger at the Settlement Ratio in effect at such time, determined using the Merger Market Value as the Applicable Market Value.

(e)    “Merger Market Value” means the average of the Closing Price per share of HRH Common Stock on the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the effective date of the Cash Merger, subject to adjustment as provided in Article 4 and rounded upward or downward to the nearest 1/10,000th of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share)

(f)    In the case of a Merger Early Full Settlement, on the Early Settlement Date the Company shall deliver to the Purchase Contract Agent for the benefit of each Holder of a Purchase Contract, in addition to the Cash Equivalents determined pursuant to clause (d) above, all accrued and unpaid Contract Adjustment Payments on such Purchase Contract to but excluding the Early Settlement Date, plus the present value of all Contract Adjustment Payments that would have been payable on such Purchase Contract for the period from and including the Early Settlement Date to but excluding the Purchase Contract Settlement Date. The present value of Contract Adjustment Payments shall be calculated based on an interest rate equal to (i) (x) for any period of twelve months or less, the USD-LIBOR-BBA interest rate or (y) for any period greater than twelve months, the “offer side” U.S. dollar swap rate, in each case as in effect on the Early Settlement Date, that has a designated maturity that corresponds most closely to, but is longer than, the period from and including such Early Settlement Date to but excluding the Purchase Contract Settlement Date, plus (ii) 0.5%.

(g)    Upon a Merger Early Partial Settlement, prior to the settlement of the remaining portion of the Purchase Contracts, the Initial Price and the Threshold Appreciation Price shall be adjusted by multiplying each by a fraction, the numerator of which is the Merger Market Value minus the value of the Merger Cash Consideration received per share of HRH Common Stock in such Cash Merger (determined in accordance with clause (b) above) and the denominator of which is the Merger Market Value.

Section 4.06.    Notice of Adjustments and Certain Other Events.    (a) Whenever the Settlement Ratio or the Exchange Property is required to be adjusted as herein provided, the Company shall:

(i)    forthwith compute the adjusted Settlement Ratio or Exchange Property in accordance with this Article 4 and prepare and transmit to the Purchase Contract Agent an Officers’ Certificate setting forth the new Settlement Ratio or the new composition of Exchange Property, as applicable, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)    within ten Business Days following the occurrence of a Dilution Event, an Adjustment Event or a Reorganization Event, provide a written notice to the Holders of the Purchase Contracts of the occurrence of such event and a statement setting forth in reasonable detail the method by which the adjustment to the Settlement Ratio or Exchange Property was determined and setting forth the adjusted Settlement Ratio or Exchange Property.

(b)    The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Purchase Contracts to determine whether any facts exist which may require any adjustment of the Settlement Ratio or Exchange Property, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of HRH Common Stock or other Exchange Property, which may at the time be delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to transfer or deliver any shares of HRH Common Stock or other Exchange Property pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4.

(c)    All calculations and determinations pursuant to this Article 4 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect thereto.

ARTICLE 5
ACCELERATION

Section 5.01.    Events of Default.    Each of the following events is an Event of Default:

(a)    at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under any Bankruptcy Law, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable United States Federal or State law, and such decree or order shall have continued undischarged and unstayed until the earlier of a period of 60 days and the Purchase Contract Settlement Date;

(b)    a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered, and such judgment, decree or order shall have continued undischarged and unstayed until the earlier of a period of 60 days and the Purchase Contract Settlement Date;

(c)    at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under any Bankruptcy Law, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under any Bankruptcy Law or any other similar applicable United States Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due or otherwise;

(d)    failure of the Company in the payment of any Contract Adjustment Payments payable on the Purchase Contracts when due and such failure shall continue for 30 calendar days;

(e)    failure of the Company to deliver the required amount of HRH Common Stock, cash or other Exchange Property upon settlement of the Purchase Contracts;

(f)    failure of the Company to comply with Section 16(c) of the Securities Exchange Act of 1934 and the rules of the SEC thereunder;

(g)    default in the performance or breach of any of the Company’s covenants and agreements contained herein and such default continues for 60 calendar days after written notice has been provided in accordance with Section 5.02; or

(h)    the occurrence of a Collateral Event of Default.

Section 5.02.    Acceleration Event.    (a) The occurrence of an Event of Default as described in clauses (a), (b), (c) and (h) of Section 5.01 shall be automatically deemed an Acceleration Event (an “Acceleration Event”) and the occurrence and continuation of an Event of Default described in clauses (d), (e), (f), and (g) of Section 5.01 shall be deemed an Acceleration Event on the date that the Purchase Contract Agent or the Holders of not less than 25% of the Outstanding Purchase Contracts (the “Required Holders”) deliver written notice of its or their election to accelerate to the Company, and to the Purchase Contract Agent if such notice is given by the Holders.

(b)    Upon an Acceleration Event, the Purchase Contracts shall be settled on the date three Business Days following the occurrence of such Acceleration Event (the “Acceleration Date”) (provided that with respect to an Event of Default specified in Section 5.01(e), the Acceleration Date shall be the Purchase Contract Settlement Date), in accordance with Section 3.13 as if the date of the Acceleration Event were the Purchase Contract Settlement Date and (i) all accrued and unpaid Contract Adjustment Payments on the Purchase Contracts to but excluding the Acceleration Date, (ii) the present value of all Contract Adjustment Payments that would have been payable on the Purchase Contracts for the period from and including the Acceleration Date to but excluding the Purchase Contract Settlement Date and (iii) any other amounts due and owing from the Company hereunder shall become immediately due and payable.

(c)    The present value of Contract Adjustment Payments shall be calculated based on an interest rate equal to (i) (x) for any period of twelve months or less, the USD-LIBOR-BBA interest rate or (y) for any period greater than twelve months, the “offer side” U.S. dollar swap rate, in each case as in effect on the Acceleration Date, that has a designated maturity that corresponds most closely to, but is longer than, the period from and including such Acceleration Date to but excluding the Purchase Contract Settlement Date, plus (ii) 0.5%.

(d)    Upon the occurrence of any Acceleration Event, the Purchase Contract Agent shall immediately notify the Collateral Agent of such Acceleration Event and the corresponding Acceleration Date.

ARTICLE 6
REMEDIES

Section 6.01.    Unconditional Right of Holders to Receive Contract Adjustment Payments and Shares of HRH Common Stock.    Each Holder of a Purchase Contract shall have the right, which is absolute and unconditional, to (i) receive each Contract Adjustment Payment with respect to the Purchase Contract on the respective Payment Date and (ii) receive shares of HRH Common Stock or other Exchange Property pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to receive shares of HRH Common Stock or other Exchange Property, and such rights shall not be impaired without the consent of such Holder.

Section 6.02.    Limitation on Proceedings.    No Holder of Purchase Contracts may institute any proceedings, judicial or otherwise, with respect to this Agreement or for any remedy hereunder, except in the case of failure of the Purchase Contract Agent, for 60 days, to act after the Purchase Contract Agent has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% of the Outstanding Purchase Contracts, as well as an offer of indemnity reasonably satisfactory to the Purchase Contract Agent. This provision will not prevent any Holder of Purchase Contracts from instituting suit for the enforcement of payment of Contract Adjustment Payments payable with respect to the Purchase Contracts at the applicable Payment Dates or the or the delivery of HRH Common Stock or Exchange Property deliverable upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or any Acceleration Date.

Section 6.03.    Restoration of Rights and Remedies.    If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.04.    Rights and Remedies Cumulative.    Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.05.    Delay or Omission Not Waiver.    No delay or omission of any Holder to exercise any right or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.06.    Undertaking for Costs.    All parties to this Agreement agree, and each Holder of a Purchase Contract, by its acceptance of such Purchase Contract shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by (a) the Purchase Contract Agent, (b) any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Purchase Contracts, or (c) any Holder for the enforcement of Contract Adjustment Payments on any Purchase Contracts on or after the respective Payment Date therefor in respect of any Purchase Contract held by such Holder, or for enforcement of the right to receive shares of HRH Common Stock or other Exchange Property under the Purchase Contracts held by such Holder.

Section 6.07.    Waiver of Stay or Execution Laws.    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so)

hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE PURCHASE CONTRACT AGENT

Section 7.01.    Certain Duties and Responsibilities.    (a) The Purchase Contract Agent:

(i)    undertakes to perform, with respect to the Purchase Contracts, such duties and only such duties as are specifically set forth in this Agreement and the Collateral Agreement, and no implied covenants or obligations shall be read into this Agreement or the Collateral Agreement against the Purchase Contract Agent; and

(ii)    in the absence of bad faith or gross negligence on its own part, may, with respect to the Purchase Contracts, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Collateral Agreement, as applicable, but in the case of any certificates or opinions that by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Collateral Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein and may assume the genuineness of all signatures).

(c)    No provision of this Agreement or the Collateral Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or its own bad faith, except that:

(i)    this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)    the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts;

(iii)    no provision of this Agreement or the Collateral Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if indemnity satisfactory to the Purchase Contract Agent is not provided to it; and

(iv)    the Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in number of the Outstanding Purchase Contracts.

(d)    Whether or not herein or therein expressly so provided, every provision of this Agreement and the Collateral Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section 7.01.

(e)    The Purchase Contract Agent is authorized to execute and deliver the Collateral Agreement in its capacity as Purchase Contract Agent.

Section 7.02.    Notice of Default.    Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Purchase Contracts, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such Responsible Officer of the Purchase Contract Agent has actual knowledge that such default shall have been cured or waived.

Section 7.03.    Certain Rights of Purchase Contract Agent.    Subject to the provisions of Section 7.01:

(a)    the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)    whenever in the administration of this Agreement or the Collateral Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company;

(d)    the Purchase Contract Agent may consult with counsel of its selection appointed with due care by it hereunder and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)    the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity, during the Company’s normal business hours, to examine the relevant books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(f)    the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, or Affiliates and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney or Affiliate appointed with due care by it hereunder;

(g)    the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(h)    the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(i)    the Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Purchase Contract

Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Purchase Contracts and this Agreement;

(j)    the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(k)    the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 7.04.    Not Responsible for Recitals.    The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Purchase Contracts, or of the Collateral Agreement or the Pledge. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

Section 7.05.    May Hold Purchase Contracts.    Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Purchase Contracts and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Purchase Contracts.

Section 7.06.    Money Held in Custody.    Money held by the Purchase Contract Agent in custody hereunder need not be segregated from other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or as designated in writing by the Company.

Section 7.07.    Compensation And Reimbursement.    The Company agrees:

(a)    to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder and under the Collateral Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

(b)    except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement or the Collateral Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Purchase Contract Agent’s own gross negligence, willful misconduct or bad faith; and

(c)    to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent and their respective agents and representatives for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the Purchase Contract Agent’s duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent and the termination of this Agreement.

Section 7.08.    Corporate Purchase Contract Agent Required; Eligibility.    There shall at all times be a Purchase Contract Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a corporation in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09.    Resignation and Removal; Appointment of Successor.    (a)    No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

(b)    The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c)    The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Purchase Contracts delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the delivery of such Act, the removed Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d)    If at any time:

(i)    the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(ii)    the Purchase Contract Agent shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Purchase Contract for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e)    If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract

Agent for any cause, the Company shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Purchase Contract for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f)    The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Collateral Agent and all Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 7.10.    Acceptance of Appointment by Successor.    (a)    In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, at the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon its receipt of payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b)    Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph Section 7.10(a) of this Section.

(c)    No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

Section 7.11.    Merger; Conversion; Consolidation or Succession to Business.    Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Purchase Contracts.

Section 7.12.    Preservation of Information; Communications to Holders.    (a)    The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders as received by the Purchase Contract Agent in its capacity as Security Registrar.

(b)    If three or more Holders (herein referred to as “applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Purchase Contract for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Purchase Contracts and is accompanied by a copy of the form of proxy or other communication that such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing, which expenses shall be promptly reimbursed to the Purchase Contract Agent by the Company.

Section 7.13.    No Obligations of Purchase Contract Agent.    Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Collateral Agreement or any Purchase Contract in respect of the obligations of the Holder of any Purchase Contract thereunder. The Company agrees, and each Holder of a Certificate, by his or her acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article 3 hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent, incurred without any act or deed that is found to be attributable to gross negligence, willful misconduct or bad faith on the part of the Purchase Contract Agent.

Section 7.14.    Tax Compliance.    (a)    The Company and the Purchase Contract Agent shall comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Purchase Contracts or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b)    The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a)(ii) hereof.

(c)    The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE 8
SUPPLEMENTAL AGREEMENTS

Section 8.01.    Supplemental Agreements Without Consent of Holders.    Without the consent of any Holders, the Company and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

(i)    evidence the succession of another Person to the Company’s obligations;

(ii)    add to the covenants for the benefit of Holders or to surrender any of the Company’s rights or powers;

(iii)    evidence and provide for the acceptance of appointment of a successor Purchase Contract Agent;

(iv)    make provision with respect to the rights of Holders pursuant to adjustments in the Settlement Ratio due to Dilution Events or changes to the Exchange Property due to Adjustment Events or Reorganization Events; or

(v)    cure any ambiguity, to correct or supplement any provisions that may be inconsistent, or to make any other provisions with respect to such matters or questions, provided that such action shall not materially adversely affect the interest of the Holders.

Section 8.02.    Supplemental Agreements With Consent of Holders.    With the consent of the Holders of not less than a majority of the outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby,

(i)    change any Payment Date;

(ii)    change the place or currency of payment or reduce any Contract Adjustment Payments;

(iii)    impair the right to institute suit for the enforcement of the Purchase Contract or any Contract Adjustment Payments;

(iv)    reduce the number of shares of HRH Common Stock or the amount of any other Exchange Property deliverable upon settlement of the Purchase Contracts, change the Purchase Contract Settlement Date or the provisions for Merger Early Settlement or otherwise adversely affect the Holder’s rights under the Purchase Contract; or

(v)    reduce the above-stated percentage of Outstanding Purchase Contracts the consent of the Holders of which is required for the modification or amendment of the provisions of the Purchase Contracts or the Purchase Contract Agreement.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03.    Execution of Supplemental Agreements.    In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement that affects the Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise.

Section 8.04.    Effect of Supplemental Agreements.    Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.05.    Reference to Supplemental Agreements.    Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

ARTICLE 9
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01.    Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except Under Certain Conditions.    The Company covenants that

it will not consolidate with, or sell, lease or convey its assets substantially as an entirety or merge with or into, any other corporation or trust or entity, unless:

(i)    the Company will be the surviving company in any merger or consolidation; or the successor entity is an entity organized and validly existing under the laws of the United States of America, any State of the United States of America or the District of Columbia that expressly assumes all of the Company’s obligations under the Purchase Contracts, this Agreement and the Collateral Agreement; and

(ii)    immediately after the merger, consolidation, sale, lease or conveyance, the Company, or the successor entity, will not be in default in the performance of its covenants and conditions under the Purchase Contracts, this Agreement or the Collateral Agreement.

Section 9.02.    Rights and Duties of Successor Entity.    In case of any such merger, consolidation, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.01, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of The Phoenix Companies, Inc., any or all of the Certificates evidencing Purchase Contracts issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates that previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Purchase Contracts that such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

In the event of any such merger, consolidation, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Purchase Contracts thereafter to be issued as may be appropriate.

Section 9.03.    Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent.    The Purchase Contract Agent, subject to Sections 7.01 and 7.03, shall receive an Officers’ Certificate and an Opinion of Counsel as

conclusive evidence that any such merger, consolidation, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, sale, assignment, transfer, lease or conveyance have been met.

ARTICLE 10
COVENANTS OF THE COMPANY

Section 10.01.    Performance Under Purchase Contracts.    The Company covenants and agrees for the benefit of the Holders from time to time of the Purchase Contracts that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section 10.02.    Maintenance of Office or Agency.    The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of HRH Common Stock or other Exchange Property upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date, any Early Settlement Date or on an Acceleration Date and where notices and demands to or upon the Company in respect of the Purchase Contracts and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Purchase Contracts the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section 10.03.    Statements of Officers of the Company as to Default.    The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.04.    Existence.    Except as otherwise permitted under Article 9, the Company will do or cause to be done all things necessary to maintain in full force its legal existence, rights (charter and statutory) and franchises, except that the Company is not required to preserve any right or franchise if the Company determines that it is no longer desirable in the conduct of its business and the loss is not disadvantageous in any material respect to the Holders of any Purchase Contracts.

Section 10.05.    Section 16.    So long as the Company is subject to Section 16 of the Exchange Act with respect to the HRH Common Stock or any other Exchange Property, the Company will comply with paragraph (c) of Section 16 and the rules of the SEC thereunder with respect to the Purchase Contracts, the HRH Common Stock or such other Exchange Property.

Section 10.06.    Contract Adjustment Payments.    The Company agrees not to characterize (i) the Purchase Contracts as indebtedness or (ii) the Contract Adjustment Payments as interest.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE PHOENIX COMPANIES, INC.

By:
Name: Title:

WACHOVIA BANK, NATIONAL ASSOCIATION. as Purchase Contract Agent

By:
Name: Title:

EXHIBIT A

FACE OF PURCHASE CONTRACTS CERTIFICATE

[THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] [FOR GLOBAL CERTIFICATES ONLY]

No.                      CUSIP No.

Number of Purchase Contracts:

THE PHOENIX COMPANIES, INC.

PURCHASE CONTRACTS

This Certificate certifies that              is the registered Holder of the number of Purchase Contracts set forth above. Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Certificate on                          , 2005 (the “Purchase Contract Settlement Date”) (a) a number shares of common stock, no par value (“HRH Common Stock”), of Hilb, Rogal and Hamilton Company, a Virginia stock corporation (“HRH”) equal to the Settlement Ratio and/or (b) other Exchange Property if an Adjustment Event or a Reorganization Event has occurred prior to the Purchase Contract Settlement Date, unless on or prior to the Purchase Contract Settlement Date there shall have occurred an Acceleration Event or Merger Early Full Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Pursuant to the Collateral Agreement, the shares of HRH Common Stock underlying each Purchase Contract evidenced hereby initially have been pledged to the Collateral Agent, for the benefit of the Holders, to secure the obligations of the Company under such Purchase Contract, subject to the Company’s right to substitute Collateral pursuant to the terms of the Collateral Agreement.

The Company shall pay, on each Payment Date, in respect of each Purchase Contract evidenced hereby, an amount (the “Contract Adjustment Payment”) equal to             % per year of the Stated Amount of $            . Such Contract Adjustments Payments will accrue from                          , 2002 and shall be payable to the Person in whose name the Purchase Contract Certificate is registered at the close of business on the Record Date for such Payment Date.

Contract Adjustment Payments on the Purchase Contracts will be payable at the office of the Purchase Contract Agent in New York City, by wire transfer of immediately available funds or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THE PHOENIX COMPANIES, INC.

By:
Name: Title:

By:
Name: Title:

DATED:

CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT

This is one of the Purchase Contract Certificates referred to in the within mentioned Purchase Contract Agreement.

BY: WACHOVIA BANK, NATIONAL ASSOCIATION. as Purchase Contract Agent

By:
Authorized Officer

Dated:

(FORM OF REVERSE OF PURCHASE CONTRACTS CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of             , 2002 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and Wachovia Bank, National Association, as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Purchase Contracts Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contracts Certificate, on the Purchase Contract Settlement Date (a) a number of shares of HRH Common Stock equal to the Settlement Ratio and/or (b) other Exchange Property if an Adjustment Event or a Reorganization Event has occurred prior to the Purchase Contract Settlement Date, unless, prior to or on the Purchase Contract Settlement Date, there shall have occurred an Acceleration Event with respect to such Purchase Contract or a Merger Early Full Settlement shall have occurred.

The “Settlement Ratio” is equal to:

(1)    if the Applicable Market Value (as defined below) is greater than or equal to $             (the “Threshold Appreciation Price”),              shares of HRH Common Stock per Purchase Contract;

(2)    if the Applicable Market Value is less than the Threshold Appreciation Price but greater than $             (the “Initial Price”)            , a number of shares of HRH Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value; and

(3)    if the Applicable Market Value is less than or equal to the Initial Price, 1.0 share of HRH Common Stock per Purchase Contract,

subject to adjustment as provided in the Purchase Contract Agreement and rounded upward or downward to the nearest 1/10,000th of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).

No fractional shares of HRH Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 3.18 of the Purchase Contract Agreement.

The “Applicable Market Value” means the average of the Volume Weighted Average Price per share of HRH Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date (or Acceleration Date, as applicable), subject to adjustment as set forth in Article 4 of the Purchase Contract Agreement.

The “Volume Weighted Average Price” per share of HRH Common Stock on any date of determination means:

(i)    if the HRH Common Stock is listed for trading on the New York Stock Exchange, Inc. (the “NYSE”), the arithmetic average of the volume weighted prices per share of all trades of HRH common stock on the NYSE on such date, as determined by reference to Bloomberg Financial Markets page HRH UN Equity AQR or any successor or replacement page;

(ii)    if the HRH Common Stock is not listed for trading on the NYSE, the arithmetic average of the volume weighted prices per share of all trades of HRH common stock on the national or regional securities exchange, the Nasdaq Stock Market or the over-the-counter market that is the primary market for the trading of HRH Common Stock on such date, as determined by reference to the Bloomberg Financial Markets page that reports such information; or

(iii)    if such information is not available, the Closing Price per share of HRH Common Stock.

The “Closing Price” per share of HRH Common Stock on any date of determination means:

(1)    the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the reported last sale price) per share on the NYSE on such date;

(2)    if the HRH Common Stock is not listed for trading on the NYSE on any such date, the closing sale price per share as reported in the composite transactions for the principal United States securities exchange on which HRH Common Stock is so listed;

(3)    if the HRH Common Stock is not so listed on a United States national or regional securities exchange, the closing sale price per share as reported by Nasdaq National Market;

(4)    if the HRH Common Stock is not so reported, the last quoted bid price for the HRH Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(5)    if such bid price is not available, the market value of HRH Common Stock as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

A “Trading Day” means a day on which shares of HRH Common Stock (1) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of HRH Common Stock.

Upon the occurrence of a Acceleration Event, the Company shall give written notice to the Purchase Contract Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Security Register.

The Certificates are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Certificate will be registered and Certificates may be exchanged as provided in the Purchase Contract Agreement. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City, by wire transfer of immediately available funds or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

The Holder of this Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract

Agreement and the Collateral Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Purchase Contract Certificate is registered as the owner of the Purchase Contracts evidenced hereby for the purpose of receiving payments of Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of HRH Common Stock or other Exchange Property.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:	Custodian
(cust) (minor)
Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties
JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Purchase Contracts Certificates on the books of The Phoenix Companies, Inc. with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of HRH Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the number of Purchase Contracts evidenced by this Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature Signature Guarantee: (if assigned to another Person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

[TO BE ATTACHED TO GLOBAL CERTIFICATES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in Number of Purchase Contracts evidenced by the Global Certificate	Amount of decrease in Number of Purchase Contracts evidenced by the Global Certificate	Number of Purchase Contracts evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

EXHIBIT B

NOTICE FROM PURCHASE CONTRACT AGENT
TO HOLDERS
(Transfer of Collateral upon Occurrence of an Acceleration Event)

[HOLDER]

Attention:
Telecopy:

Re:              Purchase Contracts of The Phoenix Companies, Inc., a Delaware company (the “Company”)

Please refer to the Purchase Contract Agreement, dated as of             , 2002 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Purchase Contracts from time to time.

We hereby notify you that an Acceleration Event has occurred.

Pursuant to Section 3.16 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the shares of HRH Common Stock or other Exchange Property due upon settlement of the Purchase Contracts (the “Released Property”). Upon receipt of your instructions and upon transfer to us of your Purchase Contracts effected through book-entry or by delivery to us of your Purchase Contracts Certificate, we shall transfer the Released Property by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Property and any dividends or other distributions thereon, shall be held in our name, or in the name of a nominee in trust for your benefit, until such time as such Purchase Contracts are transferred or your Purchase Contracts Certificate is surrendered or satisfactory evidence is provided that such Purchase Contracts Certificate has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Date:	By: WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name: Title: Authorized Officer